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                                                                     EXHIBIT 4.2





                      NON-QUALIFIED STOCK OPTION AGREEMENT
                               FOR STOCK OPTIONS
                               GRANTED UNDER THE
                            ADVANCE ROSS CORPORATION
                          1995 DIRECTORS DEFERRAL PLAN
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                             STOCK OPTION AGREEMENT


                 THIS STOCK OPTION AGREEMENT dated as of June 5, 1995, is between Advance Ross Corporation, a Delaware corporation (the "Company"), and ______________________, a non-employee director of the Company or one of its Affiliates (the "Participant").

         WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company's Common Stock as hereinafter provided, to carry out the purposes of the Advance Ross Corporation 1995 Directors Deferral Plan (the "Plan"); and

         WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.       Grant of Option, Option Price and Term.

         (a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of any other compensation for services, the right and option (the "Option") to purchase the number of shares of the Common Stock of the Company ("Option Shares") set forth on the execution page hereof on the terms and conditions herein set forth.

         (b) For each of the Option Shares purchased, the Participant shall pay to the Company the price per share set forth on the execution page hereof (the "Option Price") for the aggregate Option Price to exercise all of the Option as set forth on the execution page hereof.

         (c) The term of this Option shall be a period of ten (10) years (the "Option Period") from the date set forth on the execution page hereof ("Grant Date"). During the Option Period, the Option shall be exercisable on and after the earlier of the day immediately preceding the date of the first anniversary of the Grant Date if the Participant is a Director on such date or the date of an Extraordinary Termination of Directorship, whichever occurs first. If the Participant is not a Director on the day immediately preceding the date of the first anniversary of the Grant Date and has not incurred an Extraordinary Termination of Directorship, the Option is forfeited.

         (d) The Option granted hereunder is designated as an option the taxation of which is pursuant to Section 83 of the Code.
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         (e)  The Company shall not be required to issue any fractional Option
Shares.

2.       Exercise.

         The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

         (a) in cash or by check;

         (b) by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;


         (c) by reducing the number of shares of Common Stock to be issued and delivered to the Participant upon such exercise;

         (d) in cash by a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise; or

         (e) in any combination of (a), (b), (c) or (d).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

         The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 2, and, for all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

3.       Payment of Withholding Taxes.

         If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company in cash or in Common Stock, as provided in the Plan.

4.       Requirements of Law; Registration and Transfer Requirements.





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         The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

5.       Adjustments/Change in Control.

         In the event of a Change in Control, the Option hereunder shall be fully exercisable provided the person is a Director on the date of such Change in Control, or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

6.       Nontransferability.

         The Option and any interest in the Option may be transferred to a trust or Partnership consistent with the Plan and the Participant's estate planning intent but only if such transfer does not result in liability to the Participant or any other Participant and is consistent with the use of Form S-8 or the Committee's waiver of such condition; otherwise, the Option must not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

7.       Plan.

         Notwithstanding any other provision of this Stock Option Agreement, the Option is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment to either the Plan or this Stock Option Agreement shall deprive the Participant, without the Participant's consent, of the Option or of any of Participant's rights under this Stock Option Agreement. The interpretation and construction by the Committee of the Plan, this Stock Option Agreement, the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Participant or any other person or entity then entitled to exercise the Option.

         Participant hereby acknowledges receipt of a copy of the Plan.





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8.       Stockholder Rights.

         Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company's official stockholder records, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

9.       Right to Service as a Director.

         No provision of this Stock Option Agreement or of the Option granted hereunder shall give the Participant any right to continue as a director of the Company or any of its Affiliates, create any inference as to the length of such service, affect the right of the Company or its Affiliates to Terminate the Directorship of the Participant or give the Participant any right to participate in any employee benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

10.  Disclosure Rights.

         The Company shall have no duty or obligation to affirmatively disclose to the Participant or a beneficiary, and the Participant or beneficiary shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option or the Company's purchase of Common Stock in accordance with the terms of this Stock Option Agreement.

11.      Investment Representation and Agreement.

         The Committee may require the Participant to furnish to the Company, prior to the issuance of any shares of Common Stock upon the exercise of all or any part of this Option, an agreement (in such form as such Committee may specify) in which the Participant represents that the shares of Common Stock acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

12.      Governing Law.

         This Stock Option Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

13.      Entire Agreement.





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         This Stock Option Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

14.  Definitions.

         Wherever initial capitalization of a term is used in this Stock Option Agreement, it shall have the same meaning as that given to it by the Plan, except to the extent such meaning should conflict with any meaning afforded to such term in this Stock Option Agreement.

15.      Amendment.

         Any amendment to this Stock Option Agreement shall be in writing and signed by the Company. The Committee may amend this Agreement from time to time to provide for grants on multiple Grant Dates.

16.      Waiver; Cumulative Rights.

         The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

17.      Counterparts.

         This Stock Option Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

18.      Notices.

         Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its principal place of business, and the Participant at his address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.





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19.      Headings.

         The headings contained in this Stock Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Stock Option Agreement.

20.  Severability.

         If any provision of this Stock Option Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Stock Option Agreement shall be construed as if such invalid or unenforceable provision were omitted.

21.  Successors and Assigns.

         This Stock Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a beneficiary, and all rights granted to the Company hereunder, shall be binding upon the Participant's or the beneficiary's heirs, legal representatives and successors.

         IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement





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to be duly executed by an officer thereunto duly authorized, and the
Participant has hereunto set his hand, all as of the day and year first above written.


                                        ADVANCE ROSS CORPORATION


                                        By:  _______________________________

                                             _______________________________
                                                       Title


                                        PARTICIPANT:


                                        ____________________________________





                                  Option Price              Number of                Aggregate
Grant Date                          Per Share               Option Shares            Option Price
----------                        ------------              -------------            ------------






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